 CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF THE
SARBANES-OXLEY ACT OF 2002

  CERTIFICATION OF CUSTODIAN

    In connection with the Quarterly Report of Anza Innovations, Inc. , a Nevada corporation (the "Company"), on 10-QSB for the period ended July 31, 2003 as filed with the Securities and Exchange Commission (the "Report"), I, Mark Zouvas , sole remaing officer director of the Company, certify, pursuant to 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350), that to my knowledge:

    (1) The Report fully complies with the requirements of section 13(a) or 15(d) of  the Securities Exchange Act of 1934; and

    (2) The information contained in the Report fairly presents, in all material   respects, the financial condition and results of operations of the Company.

Dated: September 11, 2003

/s/Mark Zouvas
Mark Zouvas
sole remaing officer director